UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2004

OrthoLogic Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	00021214	86-0585310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1275 West Washington Street, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-286-5520

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On December 8, 2004, Thomas R. Trotter, Chief Executive Officer of OrthoLogic Corp. (the "Company"), and James T. Ryaby, Ph.D., the Company’s Senior Vice President of Research and Clinical Affairs and Chief Technology Officer, delivered a presentation at the First Albany Capital Annual Growth Conference in New York, which was available to the public via a live webcast. The purpose of the presentation was to provide an update on the development of the Company’s Chrysalin product platform. The foregoing description is qualified by reference to the exhibits furnished with this Current Report on Form 8-K (this "Report").

A full transcript of the presentation at the First Albany Capital Annual Growth Conference and copies of the slides used in such presentation will be available on the Company’s website at www.orthologic.com . The full transcript of the presentation is furnished as Exhibit 99.1 to this Report and the copies of the slides used in such presentation are furnished as Exhibit 99.2 to this Report.

Item 9.01. Financial Statements and Exhibits.

Item 99.1:
Transcript of the Company presentation at the First Albany Capital Annual Growth Conference on December 8, 2004.

Item 99.2:
Slides used in the Company presentation at the First Albany Capital Annual Growth Conference on December 8, 2004.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based. Although the text included with this Report will be available on the Company’s website, the Company expressly reserves the right to discontinue that availability at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoLogic Corp.

December 10, 2004	By:	Sherry A. Sturman

Name: Sherry A. Sturman
Title: Sr.VP and CFO